FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

ESSEX PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

001-13106
(Commission File Number)

    Maryland         77-0369576

(State of Incorporation)       (I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
 (Address of principal executive offices) (Zip Code)

(650) 494-3700
                                                                                (Registrant’s telephone number, including area code)

Not Applicable
                                                                          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Public Offering of Preferred Stock
------------------------------------------

On July 21, 2006, Essex Property Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC (the “Underwriter”), relating to the sale of 5,200,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock, $25.00 liquidation preference (the “Series G Preferred Stock”), and the granting of an over-allotment option for an additional 780,000 shares of Series G Preferred Stock to the Underwriter solely to fulfill over-allotments. The Series G Preferred Stock offering is expected to close on July 26, 2006.

The Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 8.01. Other Events

On July 21, 2006, Essex Property Trust, Inc. (the “Company”) issued a press release announcing the pricing of its offering of 5.2 million shares of its 4.875% Series G Cumulative Convertible Preferred Stock. The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

1.1  Underwriting Agreement, dated July 21, 2006, between the Company and the Underwriter.

99.1 Press Release, dated July 21, 2006 issued by Essex Property Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance
Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer
Date: July 21, 2006